UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2007

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 31, 2007, Oscient Pharmaceuticals Corporation (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2007. A copy of that press release is furnished with this Current Report on Form 8–K as Exhibit 99.1.

The information in this Current Report on Form 8–K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

On October 31, 2007, the Company issued a press release announcing that it had granted 24 new employees equity grants consisting of (i) a non-qualified option to purchase up to 73,188 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock at the close of the market on their start date or October 25, 2007, and (ii) 37,275 shares of the Company’s restricted common stock. A copy of that press release is furnished with this Current Report on Form 8–K as Exhibit 99.1. Both the option and restricted stock awards vest in four equal annual installments subject to acceleration upon termination in connection with a change of control. These awards were granted pursuant to the NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) because the grants are being made as inducements to these new employees entering into employment with the Company.

The grants of restricted stock and the shares underlying the options are exempt from registration under Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder as transactions by an issuer not involving any public offering or alternatively, registration of such shares was not required because their issuance did not involve a “sale” under Section 2(3) of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:  /s/  Philippe Maitre

        Name: Philippe Maitre

        Title: Senior Vice President and Chief Financial Officer

Date: October 31, 2007